Execution Version

Apartment Income REIT, L.P.,

as Issuer

Apartment Income REIT Corp.,

as REIT Guarantor

$400,000,000

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

______________

Note and Guaranty Agreement

______________

Dated as of June 29, 2022

Table of Contents

Section Heading Page

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Schedule A — Defined Terms

Schedule 1(a) — Form of 4.58% Series A Guaranteed Senior Note due June 28, 2027

Schedule 1(b) — Form of 4.77% Series B Guaranteed Senior Note due June 28, 2029

Schedule 1(c) — Form of 4.84% Series C Guaranteed Senior Note due June 28, 2032

Schedule 4.4(c) — Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3 — Disclosure Materials

Schedule 5.4 — Subsidiaries of the Note Parties and Ownership of Subsidiary Stock

Schedule 5.5 — Financial Statements

Schedule 5.10 — Unencumbered Assets

Schedule 5.15 — Existing Indebtedness

Schedule 10.5 — Permitted Liens

Purchaser Schedule — Information Relating to Purchasers

Exhibit AG — Form of Affiliate Guaranty

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Apartment Income REIT, L.P.

Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, Colorado 80237

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

Dated as of June 29, 2022

To each of the Purchasers listed in

the Purchaser Schedule hereto:

Ladies and Gentlemen:

Apartment Income REIT, L.P., a Delaware limited partnership (the “Issuer”), and Apartment Income REIT Corp., a Maryland corporation (the “REIT Guarantor), jointly and severally, agree with each of the Purchasers as follows:

Section 1. Authorization of Notes TC "Section 1. Authorization of Notes" \f C \l "1" .

The Issuer will authorize the issue and sale of $400,000,000 aggregate principal amount of its Guaranteed Senior Notes, of which $100,000,000 aggregate principal amount shall be its 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), $100,000,000 aggregate principal amount shall be its 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”) and $200,000,000 aggregate principal amount shall be its 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter referred to collectively as the “Notes”). The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Schedule 1(a), Schedule 1(b) and Schedule 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

Section 2. Sale and Purchase of Notes TC "Section 2. Sale and Purchase of Notes" \f C \l "1" .

Section 2.1. Sale and Purchase of Notes TC "Section 2.1. Sale and Purchase of Notes" \f C \l "2" . Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall

[Signature Page to Note and Guaranty Agreement]

have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Guaranties TC "Section 2.2. Guaranties" \f C \l "2" . The obligations of the Issuer hereunder and under the Notes will be unconditionally and irrevocably guaranteed (a) by the REIT Guarantor pursuant to Section 13 (the “REIT Guaranty”) and (b) jointly and severally, subject to Section 9.7(b), by the Affiliate REITs and each other Subsidiary from time to time that is required to guaranty the Notes pursuant to Section 9.7(a) (each an “Affiliate Guarantor” and, collectively, the “Affiliate Guarantors”), pursuant to that certain Affiliate Guaranty Agreement dated the date of the Closing (the “Affiliate Guaranty”) substantially in the form of Exhibit AG.

Section 3. Closing TC "Section 3. Closing" \f C \l "1" .

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of ArentFox Schiff LLP, 1185 Avenue of the Americas, Suite 3000, New York, New York 10036, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on June 29, 2022. At the Closing, the Issuer will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediate available funds in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4. Conditions to Closing TC "Section 4. Conditions to Closing" \f C \l "1" .

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties TC "Section 4.1. Representations and Warranties" \f C \l "2" . The representations and warranties of each Note Party in this Agreement and the Affiliate Guaranty, as applicable, shall be true and correct at the Closing.

Section 4.2. Performance; No Default TC "Section 4.2. Performance; No Default" \f C \l "2" . Each Note Party shall have performed and complied in all material respects with all agreements and conditions contained in each Note Document to which it is a party required to be performed or complied with by it prior to or at the Closing. Immediately before and immediately after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates TC "Section 4.3. Compliance Certificates" \f C \l "2" .

(a) Officer’s Certificates. Each Note Party shall have delivered to such Purchaser an Officer’s Certificate of such Note Party, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificates. Each Note Party shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto with respect to the corporate, limited liability company or limited partnership, as applicable, proceedings relating to the authorization, execution and delivery of each Note Document to which it is a party and (2) such Note Party’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel TC "Section 4.4. Opinions of Counsel" \f C \l "2" . Such Purchaser shall have received opinions, dated the date of the Closing, from (a) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Note Parties, in the form agreed to by the Purchasers on or prior to the date of the Closing (and the Issuer and the REIT Guarantor hereby instruct their counsel to deliver such opinion to the Purchasers), (b) DLA Piper LLP (US), Maryland counsel for the REIT Guarantor, in the form agreed to by the Purchasers on or prior to the date of the Closing (and the REIT Guarantor hereby instructs its counsel to deliver such opinion to the Purchasers) and (c) from ArentFox Schiff LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc TC "Section 4.5. Purchase Permitted by Applicable Law, Etc" \f C \l "2" . On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Closing Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes TC "Section 4.6. Sale of Other Notes" \f C \l "2" . Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other

Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees TC "Section 4.7. Payment of Special Counsel Fees" \f C \l "2" . Without limiting Section 16.1, the Issuer and the REIT Guarantor shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

Section 4.8. Private Placement Numbers TC "Section 4.8. Private Placement Numbers" \f C \l "2" . A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure TC "Section 4.9. Changes in Corporate Structure" \f C \l "2" . No Note Party shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions TC "Section 4.10. Funding Instructions" \f C \l "2" . At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank and the name and telephone number of a contact person at such bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least three Business Days prior to the date of the Closing and (d) the name and telephone number of a Responsible Officer of the Issuer responsible for (1) verifying receipt of the funds and (2) verifying the information set forth in the instructions. At the written request of any Purchaser (which may be by e-mail), an identifiable Responsible Officer of the Issuer shall confirm the written instructions by a live videoconference made available to the Purchasers no later than two Business Days prior to the date of the Closing. Each Purchaser also has the right, but not the obligation, upon written notice (which may be by e-mail) to the Issuer, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer of the Issuer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Issuer shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

Section 4.11. Affiliate Guaranty TC "Section 4.11. Affiliate Guaranty" \f C \l "2" . Such Purchaser shall have received a copy of the Affiliate Guaranty which shall have been duly executed and delivered by each Person then required to be an Affiliate Guarantor.

Section 4.12. Proceedings and Documents TC "Section 4.12. Proceedings and Documents" \f C \l "2" . All corporate, limited liability company, limited partnership and other proceedings in connection with the transactions contemplated by the Note Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5. Representations and Warranties of the Note Parties TC "Section 5. Representations and Warranties of the Note Parties" \f C \l "1" .

On the date of the Closing, the Issuer and the REIT Guarantor represent and warrant to each Purchaser that:

Section 5.1. Organization; Power and Authority TC "Section 5.1. Organization; Power and Authority" \f C \l "2" . Each Note Party is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the corporate, limited liability company or limited partnership, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Note Document to which it is a party and to perform the provisions thereof.

Section 5.2. Authorization, Etc TC "Section 5.2. Authorization, Etc" \f C \l "2" . Each Note Document has been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action on the part of each Note Party party thereto, and each Note Document (other than the Notes) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Note Party party thereto enforceable against each such Note Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure TC "Section 5.3. Disclosure" \f C \l "2" . The Issuer and the REIT Guarantor, through their agents, Wells Fargo Securities, LLC and PNC Capital Markets LLC, have delivered to each Purchaser a copy of an Investor Presentation, dated May 2022 (the “Investor Presentation”), relating to the transactions contemplated hereby. This Agreement, the Affiliate Guaranty, the Investor Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Note Parties in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Affiliate Guaranty, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business, properties or prospects of any Note Party or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Issuer or the REIT Guarantor that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates TC "Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates" \f C \l "2" .

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) each Note Party’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and whether such Subsidiary is a Wholly-Owned Subsidiary and/or a Material Subsidiary and/or an Affiliate Guarantor, (2) each Unconsolidated Affiliate and (3) each of the Issuer’s and the REIT Guarantor’s directors and executive officers.

(b) All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary owned by a Note Party and its Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent these or similar concepts apply to non-corporate Subsidiaries) and are owned by such Note Party or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except, in the case of Subsidiaries other than Subsidiaries that own or hold under lease Unencumbered Assets, where the failure to have such corporate or other power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Note Party or any Subsidiary that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities TC "Section 5.5. Financial Statements; Material Liabilities" \f C \l "2" . The Issuer and the REIT Guarantor have delivered to each Purchaser copies of the financial statements of the REIT Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the REIT Guarantor and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Other than the Notes to be issued under this Agreement at the Closing, the Note Parties and their Subsidiaries do not have any Material Indebtedness or other liabilities that are not disclosed in the Disclosure Documents or on Schedule 5.15.

Section 5.6. Compliance with Laws, Other Instruments, Etc TC "Section 5.6. Compliance with Laws, Other Instruments, Etc" \f C \l "2" . The execution, delivery and performance by each Note Party of each Note Document to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Note Party or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Note Party or any Subsidiary is bound or by which any of their respective properties is bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Note Party or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Note Party or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc TC "Section 5.7. Governmental Authorizations, Etc" \f C \l "2" . No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by any Note Party in connection with the execution, delivery or performance by any Note Party of any Note Document to which it is a party.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders TC "Section 5.8. Litigation; Observance of Agreements, Statutes and Orders" \f C \l "2" .

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Issuer and the REIT Guarantor, threatened against or affecting any Note Party or any Subsidiary or any property of any Note Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither any Note Party nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), in the case of each of clauses (1), (2) and (3) which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes TC "Section 5.9. Taxes" \f C \l "2" . Each Note Party and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which a Note Party or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Issuer nor the REIT Guarantor knows of any basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Note Parties and their Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of each Note Party and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2017.

Section 5.10. Title to Property; Leases TC "Section 5.10. Title to Property; Leases" \f C \l "2" . Schedule 5.10 sets forth a complete and correct listing of all real estate assets of the Issuer and each Subsidiary, the value of which exceeds $500,000, specifying each Unencumbered Asset. Each Note Party and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Note Party or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc TC "Section 5.11. Licenses, Permits, Etc" \f C \l "2" .

(a) Each Note Party and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except for such failure to so own or possess or for such conflicts that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Issuer and the REIT Guarantor, no product or service of any Note Party or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for such infringements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Issuer and the REIT Guarantor, there is no Material violation by any Person of any right of any Note Party or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Note Party or any of its Subsidiaries.

Section 5.12. Compliance with Employee Benefit Plans TC "Section 5.12. Compliance with Employee Benefit Plans" \f C \l "2" .

(a) Each Note Party and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither any Note Party nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Note Party or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Note Party or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) that are subject to Title IV of ERISA, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) Neither any Note Party nor any ERISA Affiliate has incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the REIT Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of REIT Guarantor and its consolidated Subsidiaries is not Material.

(e) The execution and delivery of the Note Documents, including the issuance and sale of the Notes, will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer and the REIT Guarantor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such

Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) Neither any Note Party nor any Subsidiary has any Non-U.S. Plans.

Section 5.13. Private Offering TC "Section 5.13. Private Offering" \f C \l "2" . Neither any Note Party nor anyone acting on its behalf has offered the Notes, the REIT Guaranty, the Affiliate Guaranty or, within the period of six-months prior to the date of the Closing, any similar Securities with which the Notes could be integrated for purposes of the Securities Act for sale to, or solicited any offer to buy the Notes, the REIT Guaranty, the Affiliate Guaranty or, within the period of six-months prior to the date of the Closing, any similar Securities with which the Notes could be integrated for purposes of the Securities Act from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes, the REIT Guaranty and the Affiliate Guaranty at a private sale for investment. Neither any Note Party nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the provision of the REIT Guaranty or the Affiliate Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations TC "Section 5.14. Use of Proceeds; Margin Regulations" \f C \l "2" . The Issuer will apply the proceeds of the sale of the Notes hereunder for repayment of existing Indebtedness of the Note Parties and/or their Subsidiaries and/or general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. TC "Section 5.15. Existing Indebtedness; Future Liens" \f C \l "2"

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Note Parties and their Subsidiaries as of the Closing Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Note Parties or their Subsidiaries. Neither any Note Party nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Note Party or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Note Party or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither any Note Party nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither any Note Party nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Note Party or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Note Party, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc TC "Section 5.16. Foreign Assets Control Regulations, Etc" \f C \l "2" .

(a) Neither any Note Party nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither any Note Party nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Issuer’s and the REIT Guarantor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(1) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Note Party or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) Each Note Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that such Note Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes TC "Section 5.17. Status under Certain Statutes" \f C \l "2" . Neither any Note Party nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18. Environmental Matters TC "Section 5.18. Environmental Matters" \f C \l "2" .

(a) Neither any Note Party nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against any Note Party or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither any Note Party nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Neither any Note Party nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Neither any Note Party nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by any Note Party or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19. Solvency TC "Section 5.19. Solvency" \f C \l "2" . On the date of the Closing, immediately after giving effect to the issuance and sale of the Notes, each of the Note Parties will be Solvent.

Section 6. Representations of the Purchasers TC "Section 6. Representations of the Purchasers" \f C \l "1" .

Section 6.1. Purchase for Investment TC "Section 6.1. Purchase for Investment" \f C \l "2" . Each Purchaser severally represents that:

(a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control;

(b) it is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others which are also institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(c) it was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense; and

(d) the purchase of Notes by such Purchaser has not been solicited by or through anyone other than the Issuer or the Placement Agents, and has not been solicited by or through any public announcement by the Issuer.

Each Purchaser acknowledges that the Notes will bear a restrictive legend substantially in the form set forth on the forms of Notes set forth in Schedule 1(a), Schedule 1(b) and Schedule 1(c) hereto. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2. Source of Funds TC "Section 6.2. Source of Funds" \f C \l "2" . Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1)

the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) none of the representations in clauses (a) through (f) of this Section 6.2 apply to the Source and the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to the Note Parties TC "Section 7. Information as to the Note Parties" \f C \l "1" .

Section 7.1. Financial and Business Information TC "Section 7.1. Financial and Business Information" \f C \l "2" . The Issuer shall deliver to each holder of a Note that is an Institutional Accredited Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the REIT Guarantor’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the REIT Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the REIT Guarantor (other than the last quarterly fiscal period of each such fiscal year), a copy of,

(1) a consolidated balance sheet of the REIT Guarantor and its consolidated Subsidiaries as at the end of such quarter, and

(2) consolidated statements of income, changes in stockholders’ equity and cash flows of the REIT Guarantor and its consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial

Officer of the REIT Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the REIT Guarantor’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the REIT Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the REIT Guarantor, a copy of,

(1) a consolidated balance sheet of the REIT Guarantor and its consolidated Subsidiaries as at the end of such year, and

(2) consolidated statements of income, changes in stockholders’ equity and cash flows of the REIT Guarantor and its consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), and that in the opinion of such public accountants such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by any Note Party or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the any Note Party or any Subsidiary with the SEC and of all press releases and other statements made available generally by any Note Party or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of any Note Party becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Note Parties are taking or propose to take with respect thereto;

(e) Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer of any Note Party becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that a Note Party or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan subject to Title IV of ERISA, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Closing Date;

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Note Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3) any event, transaction or condition that could result in the incurrence of any liability by any Note Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Note Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(4) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Note Party or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 days following the date on which any Note Party’s auditors resign or any Note Party elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;

(h) Notices of Material Acquisitions— promptly, and in any event within 30 days of the occurrence thereof, notice of any Material Acquisition and whether the Issuer and the REIT Guarantor will make the elections provided in Sections 10.7 and 10.10 with respect thereto; and

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Note Party or any of its Subsidiaries (including actual copies of the REIT Guarantor’s Form 10‑Q and Form 10‑K) or relating to the ability of any Note Party to perform its obligations under any Note Document to which it is a party as from time to time may be reasonably requested by any such holder of a Note; provided that the Issuer shall not be required to provide any information pursuant to this Section 7.1(i) that it determines, after consultation with counsel qualified to advise on such matters, that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof.

Section 7.2. Officer’s Certificate TC "Section 7.2. Officer’s Certificate" \f C \l "2" . Concurrently with the delivery of each set of financial statements to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b), the Issuer shall deliver to such holder a certificate of a Senior Financial Officer of the REIT Guarantor:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Note Parties were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that any Note Party or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Note Parties and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of any Note Party or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Note Parties shall have taken or propose to take with respect thereto;

(c) Affiliate Guarantors – setting forth a list of all Subsidiaries and other Affiliates that are Affiliate Guarantors and certifying that each Subsidiary and other Affiliate that is required to be an Affiliate Guarantor pursuant to Section 9.7(a) is an Affiliate Guarantor, in each case, as of the date of such certificate of Senior Financial Officer; and

(d) Unencumbered Assets – setting forth a list of the Unencumbered Assets as of the date of such certificate of Senior Financial Officer.

Section 7.3. Visitation TC "Section 7.3. Visitation" \f C \l "2" . Each of the Issuer and the REIT Guarantor shall, and shall cause each other Note Party to, permit the representatives of each holder of a Note that is an Institutional Accredited Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to such Note Party, to visit the principal executive office of such Note Party, to discuss the affairs, finances and accounts of such Note Party and its Subsidiaries with such Note Party’s officers, and (with the consent of such Note Party, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Note Party, which consent will not be unreasonably withheld) to visit the other offices and properties of such Note Party and each of its Subsidiaries, all at such reasonable times (during normal business hours) as may be reasonably requested in writing, but no more than once during any fiscal year; and

(b) Default — if a Default or Event of Default then exists, at the expense of such Note Party to visit and inspect any of the offices or properties of such Note Party or its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Issuer and the REIT Guarantor authorize, and agree to cause each other Note Party to authorize, said accountants to discuss the affairs, finances and accounts of such Note Party and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery TC "Section 7.4. Electronic Delivery" \f C \l "2" . Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Issuer and the REIT Guarantor pursuant to Sections 7.1(a), (b), (c) and (g) and Section 7.2 shall be deemed to have been delivered if the Issuer or the REIT Guarantor satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1 (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or Section 7.1(g) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Note Parties;

(b) the REIT Guarantor shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at https://investors.aircommunities.com/ as of the Closing Date;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or Section 7.1(g) are timely posted by or on behalf of the Issuer or the REIT Guarantor on Intralinks or on any other similar website to which each holder of Notes has free access; or

(d) the REIT Guarantor shall have timely filed any of the items referred to in Section 7.1(c) or Section 7.1(g) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Issuer or the REIT Guarantor will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8. Payment and Prepayment of the Notes TC "Section 8. Payment and Prepayment of the Notes" \f C \l "1" .

Section 8.1. Maturity TC "Section 8.1. Maturity" \f C \l "2" . As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount TC "Section 8.2. Optional Prepayments with Make-Whole Amount" \f C \l "2" . The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Note Parties and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of one of its Senior Financial Officers specifying the calculation of such Make-Whole Amount as of the specified prepayment date. For the avoidance of doubt, prepayments made pursuant to Section 8.7 or Section 8.8 shall be deemed not to be prepayments made pursuant to this Section 8.2.

Section 8.3. Allocation of Partial Prepayments TC "Section 8.3. Allocation of Partial Prepayments" \f C \l "2" . In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. TC "Section 8.4. Maturity; Surrender, Etc." \f C \l "2" In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to but not including such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes TC "Section 8.5. Purchase of Notes" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer, any other Note Party or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it, any other Note Party or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount TC "Section 8.6. Make-Whole Amount" \f C \l "2" .

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal”

means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (A) 0.50% plus (B) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (I) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (II) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Offer to Prepay Notes in the Event of a Change in Control TC "Section 8.7. Offer to Prepay Notes in the Event of a Change in Control" \f C \l "2" .

(a) Notice of Change in Control. The Issuer will, within five Business Days after a Responsible Officer of the Issuer or the REIT Guarantor has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Prepayment Date”). Such date shall be a Business Day not less than 20 days and not more than 60 days after the date of such offer (or if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the Business Day nearest to the 20th day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to but not including the date of prepayment but without any Make-Whole Amount.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to but not including the Change in Control Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(f) “Change in Control” Defined. “Change in Control” means any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Closing Date, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date), directly or indirectly, of 35% of the total voting power of the then outstanding voting stock of the REIT Guarantor; or (b) during any period of 12 consecutive months, a majority of the members of the board of directors of the REIT Guarantor cease to be composed of individuals (1) who were members of that board on the first day of such period, (2) whose election or nomination to that board was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or (3) whose election or nomination to that board was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board.

Section 8.8. Optional Prepayment at Par TC "Section 8.8. Optional Prepayment at Par" \f C \l "2" . So long as no Default or Event of Default shall have occurred and be continuing, the Issuer may, at its option, upon notice as provided below, prepay either series of the Notes at any time during the 60-day period immediately preceding the Maturity Date of such series of Notes, at 100% of the principal amount of all Notes of such series then outstanding, together with interest accrued thereon to but not including the date of prepayment, but without any Make-Whole Amount. The Issuer will give each holder of Notes of the relevant series (with a copy to each holder of Notes of the other series) written notice of each optional prepayment pursuant to this Section 8.8 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment; provided that any prepayment of Notes under this Section 8.8 shall not occur prior to the date that is 60-days preceding the Maturity Date of such series of Notes. Each such notice shall specifically refer to this Section 8.8 and shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes of the relevant series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the accrued interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.9. Payments Due on Non-Business Days TC "Section 8.9. Payments Due on Non-Business Days" \f C \l "2" . Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a

Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9. Affirmative Covenants. TC "Section 9. Affirmative Covenants." \f C \l "1"

The Issuer and the REIT Guarantor covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws TC "Section 9.1. Compliance with Laws" \f C \l "2" . Without limiting Section 10.4, each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, except where such compliance is being contested in good faith by appropriate proceedings diligently conducted, and, in each case, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance TC "Section 9.2. Insurance" \f C \l "2" . Each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including, in each case, deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties TC "Section 9.3. Maintenance of Properties" \f C \l "2" . Each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent any Note Party or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer and the REIT Guarantor have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims TC "Section 9.4. Payment of Taxes and Claims" \f C \l "2" . Each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all lawful and valid claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Note Party or any Subsidiary, provided that neither any Note Party nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by such Note Party or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and a Note Party or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Note Party or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc TC "Section 9.5. Corporate Existence, Etc" \f C \l "2" . Except as otherwise expressly permitted in Section 10.2, each of the Issuer and the REIT Guarantor will at all times preserve and keep its corporate or limited partnership, as applicable, existence in full force and effect. Except as otherwise expressly permitted in Section 10.2, each of the Issuer and the REIT Guarantor will at all times preserve and keep in full force and effect the corporate or other organizational existence of each other Note Party and each Subsidiary (unless merged into a Note Party or a Wholly Owned Subsidiary) and all rights and franchises of each Note Party and each of its Subsidiaries unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records TC "Section 9.6. Books and Records" \f C \l "2" . Each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Note Party or such Subsidiary, as the case may be. Each of the Issuer and the REIT Guarantor will, and will cause each other Note Party and each Subsidiary to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Note Party has devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each of the Issuer and the REIT Guarantor will, and will cause each other Note Party to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors TC "Section 9.7. Subsidiary Guarantors" \f C \l "2" .

(a) Each of the Issuer and the REIT Guarantor will cause each Subsidiary (other than the Issuer) that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(1) if the Affiliate Guaranty entered into on the date of the Closing is then outstanding, execute a supplement to the Affiliate Guaranty in the form of Exhibit A thereto (an “Affiliate Guaranty Supplement”) or, if all Affiliate Guarantors have been released pursuant to Section 9.7(b) and such Affiliate Guaranty has been terminated, enter into a new affiliate guaranty agreement substantially in the form of Exhibit AG (a “New Affiliate Guaranty”) or, if a New Affiliate Guaranty is then in effect, a supplement to such New Affiliate Guaranty in the form of Exhibit A thereto (a “New Affiliate Guaranty Supplement”); and

(2) deliver the following to each holder of a Note:

(i) an executed counterpart of such Affiliate Guaranty Supplement or such New Affiliate Guaranty Agreement or such New Affiliate Guaranty Supplement, as the case may be;

(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary, such Affiliate Guaranty Supplement and the Affiliate Guaranty Agreement or such New Affiliate Guaranty Agreement or such New Affiliate Guaranty Supplement and the New Affiliate Guaranty Agreement, as the case may be);

(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Affiliate Guaranty Supplement, such New Affiliate Guaranty Agreement or such New Affiliate Guaranty Supplement and the performance by such Subsidiary of its obligations under the Affiliate Guaranty Agreement or the New Affiliate Guaranty Agreement, as the case may be; and

(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering the authorization, execution, delivery and enforceability with respect to such Subsidiary, of such Affiliate Guaranty Supplement and the Affiliate Guaranty Agreement or such New Affiliate Guaranty Agreement or such New Affiliate Guaranty Supplement and the New Affiliate Guaranty Agreement, as the case may be.

(b) At the election of the Issuer and the REIT Guarantor and by written notice to each holder of Notes, any Affiliate Guarantor may be discharged from all of its obligations and liabilities under the Affiliate Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Affiliate Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Affiliate Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Affiliate Guarantor under the Affiliate Guaranty) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing and not waived, (3) no amount is then due and payable under the Affiliate Guaranty, (4) if in connection with such Affiliate Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release (other than commitment fees, upfront fees, ticking fees, alternate transaction fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of such Material Credit Facility), the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer of the REIT Guarantor certifying as to the matters set forth in clauses (1) through (4).

Section 9.8. Ownership. TC "Section 9.8. Ownership" \f C \l "2" The Issuer and the REIT Guarantor will at all times cause (a) the REIT Guarantor to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Permitted Liens) (1) at least 66.66% of the outstanding voting Equity Interests of the Issuer on a fully diluted basis and (2) 100% of the outstanding voting Equity Interests of the General Partner on a fully diluted basis and (b) the General Partner to be the general partner of the Issuer and to manage and control the affairs of the Issuer.

Section 9.9 Credit Rating. TC "Section 9.9. Credit Rating" \f C \l "2" The REIT Guarantor will at all times maintain an issuer credit rating from at least one of Moody’s, S&P or Fitch.

Section 10. Negative Covenants. TC "Section 10. Negative Covenants." \f C \l "1"

The Issuer and the REIT Guarantor covenant that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates TC "Section 10.1. Transactions with Affiliates" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, other than (a) transactions not otherwise prohibited by this Agreement that are on fair and reasonable terms substantially as favorable to the Issuer, the REIT Guarantor, such other Note Party or such other Subsidiary as would be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) employment compensation and indemnification arrangements with officers and directors (or managers or similar governing officers) of the Note Parties and their respective Subsidiaries, (c) fees payable in connection with customary directors’ fees and services rendered to the board of directors (or similar governing body) of the Note Parties and their respective Subsidiaries, (d) transactions permitted pursuant to Section 10.6 and (e) transactions between and among the Note Parties and their Wholly Owned Subsidiaries and/or Near-Wholly Owned Subsidiaries.

Section 10.2. Merger, Consolidation, Etc TC "Section 10.2. Merger, Consolidation, Etc" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any Affiliate Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person or consummate Division unless:

(a) in the case of any such transaction involving the Issuer, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Issuer as an entirety, as the case may be, shall be a solvent corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Issuer is not such corporation, limited liability company or limited partnership, (1) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of each Note Document to which the Issuer is a party and (2) such corporation, limited liability company or limited partnership shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that the agreement effecting such assumption is enforceable in accordance with its terms;

(b) in the case of any such transaction involving the REIT Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the REIT Guarantor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the REIT Guarantor is not such corporation or limited liability company, (1) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of each Note Document to which the REIT Guarantor is a party and (2) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that the agreement effecting such assumption is enforceable in accordance with its terms;

(c) in the case of any such transaction involving an Affiliate Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Affiliate Guarantor as an entirety, as the case may be, shall be (1) such Affiliate Guarantor or another Note Party or (2) a solvent corporation, limited liability company or limited partnership (other than another Note Party) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Affiliate Guarantor is not such corporation, limited liability company or limited partnership, (i) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of each Note Document to which such Affiliate Guarantor is a party and (ii) the Issuer and the REIT Guarantor shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that the agreement effecting such assumption is enforceable in accordance with its terms;

(d) the REIT Guarantor and each Affiliate Guarantor, as applicable, reaffirms its obligations under the REIT Guaranty and/or the Affiliate Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(e) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of a Note Party shall have the effect of releasing such Note Party or any successor corporation, limited liability company or limited partnership that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) any Note Document to which it is a party unless, in the case of the conveyance, transfer or lease of substantially all of the assets of an Affiliate Guarantor, such Affiliate Guarantor is released from the Affiliate Guaranty, in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3. Line of Business TC "Section 10.3. Line of Business" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Note Parties and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Note Parties and their Subsidiaries, taken as a whole, are engaged on the Closing Date as described in the Investor Presentation.

Section 10.4. Economic Sanctions, Etc TC "Section 10.4. Economic Sanctions, Etc" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens and Negative Pledges TC "Section 10.5. Liens and Negative Pledges" \f C \l "2" .

(a) The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including a Default or Event of Default resulting from a violation of any of the covenants contained in Sections 10.7 through and including 10.11.

(b) The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Subsidiary to, enter into, assume or otherwise be bound by any Negative Pledge, except for a Negative Pledge contained in (1) an agreement (i) evidencing Indebtedness which such Note Party or such Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement, (ii) which Indebtedness is secured by a Lien permitted to exist under the Note Documents, and (iii) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (2) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; (3) any agreement evidencing any Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to (or less restrictive than) those restrictions contained in the Note Documents or permits liens subject to a requirement to equally and ratably secure such Unsecured Indebtedness; or (4) any provision contained in any document, instrument or agreement that does not apply to, or otherwise permits, Liens which may secure the Notes now or in the future (including any provision constituting a customary “equal and ratable” clause).

Section 10.6. Dividends and other Distributions TC "Section 10.6. Dividends and other Distributions" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any other Note Party or any Subsidiary to, make any Restricted Payment or agree to become or remain liable to make any Restricted Payment if a Default or Event of Default has occurred and is continuing or would result therefrom; provided that, notwithstanding the foregoing and, subject to the proviso at the end of this sentence, notwithstanding the occurrence or continuance of a Default or Event of Default, the Issuer may satisfy any request or demand to redeem any of its partnership interests by any holder thereof made pursuant to and in accordance with its organizational documents with shares of stock of the REIT Guarantor and pay cash distributions to the REIT Guarantor and other holders of partnership interests in the Issuer with respect to any fiscal year to the extent necessary for the REIT Guarantor or any of the Affiliate REITs to distribute, and the REIT Guarantor and the Affiliate REITs may so distribute, cash dividends to their shareholders in an aggregate amount not to exceed the minimum amount required for the REIT Guarantor and/or the Affiliate REITs to maintain their REIT Status and to avoid (a) the payment of taxes imposed under Code Section 857(b)(1) and 4981 of the Code and analogous provisions of state law, and (b) to avoid the payment of taxes imposed under Section 857(b)(3) of the Code and analogous provisions of state law; provided that if a Default or Event of Default under Sections 11(g), (h) or (i) exists, or if the Notes have been accelerated, none of the REIT Guarantor, the Affiliate REITs or the Issuer may make any Restricted Payments. Subsidiaries (other than the Issuer) may make Restricted Payments to the Issuer and other Subsidiaries at any time.

Section 10.7. Maximum Leverage Ratio TC "Section 10.7. Maximum Leverage Ratio" \f C \l "2" . The Issuer and the REIT Guarantor will not permit at any time the Leverage Ratio to exceed 0.60 to 1.00; provided that Issuer and the REIT Guarantor may elect to temporarily increase such maximum ratio to 0.65 to 1.00 for four consecutive fiscal quarters following a Material Acquisition, beginning with the fiscal quarter in which such Material Acquisition occurs; provided, however, that in no event may (a) such maximum ratio be increased to 0.65 to 1.00 for more than four consecutive fiscal quarters in any six consecutive fiscal quarter period or (b) the Issuer and the REIT Guarantor make such election more than two times during the term of this Agreement.

Section 10.8. Minimum Fixed Charges Coverage Ratio TC "Section 10.8. Minimum Fixed Charges Coverage Ratio" \f C \l "2" . The Issuer and the REIT Guarantor will not permit at any time the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

Section 10.9 Maximum Secured Indebtedness TC "Section 10.9. Maximum Secured Indebtedness" \f C \l "2" . The Issuer and the REIT Guarantor will not permit at any time the Secured Indebtedness of the Consolidated Group that is Funded Indebtedness (a) from the date of the Closing through and including March 31, 2023, to exceed 45% of Total Asset Value and (b) thereafter, to exceed 40% of Total Asset Value.

Notwithstanding the foregoing, the Issuer and the REIT Guarantor will not, and will not permit any other Note Party or Subsidiary to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to such Note Party and/or such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.10. Maximum Unsecured Leverage TC "Section 10.10. Maximum Unsecured Leverage" \f C \l "2" . The Issuer and the REIT Guarantor will not permit at any time the Unsecured Leverage Ratio to exceed 0.60 to 1.00; provided that Issuer and the REIT Guarantor may elect to temporarily increase such maximum ratio to 0.65 to 1.00 for four consecutive fiscal quarters following a Material Acquisition, beginning with the fiscal quarter in which such Material Acquisition occurs; provided, however, that in no event may (a) such maximum ratio be increased to 0.65 to 1.00 for more than four consecutive fiscal quarters in any six consecutive fiscal quarter period or (b) the Issuer and the REIT Guarantor make such election more than two times during the term of this Agreement.

Section 10.11. Minimum Unsecured Interest Coverage TC "Section 10.11. Minimum Unsecured Interest Coverage" \f C \l "2" . The Issuer and the REIT Guarantor will not permit at any time the Unsecured Interest Coverage Ratio to be less than 1.50 to 1.00.

Notwithstanding the foregoing, if at any time the corresponding “minimum unsecured interest coverage ratio” covenant set forth in the Bank Credit Facility (a) is amended, then the foregoing covenant (herein, the “Unsecured Interest Coverage Ratio Covenant”) shall be deemed automatically amended in this Agreement to similarly reflect such amendment in the Bank Credit Facility or (b) is deleted or otherwise removed from or is no longer in effect under the Bank Credit Facility, the Unsecured Interest Coverage Ratio Covenant shall, for as long as such corresponding covenant is deleted, otherwise removed from or no longer effective under the Bank Credit Facility, be deemed no longer in effect under this Agreement; provided that the Unsecured Interest Coverage Ratio Covenant shall not be deemed automatically amended in a manner that would cause it to become less restrictive or deemed no longer in effect if at the time thereof a Default or Event of Default shall have occurred and be continuing.

Section 10.12. Restrictive Agreements TC "Section 10.12. Restrictive Agreements" \f C \l "2" . The Issuer and the REIT Guarantor will not, and will not permit any other Note Party to, enter into, or permit to exist, any contractual obligation (except for this Agreement and the other Note Documents) that encumbers or restricts the ability of any such Person to (a) to act as a Note Party; (b) make dividends or distribution to any Note Party, (c) pay any Indebtedness or other obligation owed to any Note Party or (d) make loans or advances to any Note Party, except for, in each case, (1) restrictions that are assumed in connection with any acquisition of the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons) so acquired and was not created in connection with or in anticipation of such acquisition, (2) restrictions set forth in provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis, (3) restrictions set forth in any agreement for any disposition of any Note Party (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Note Party pending such disposition, (4) restrictions existing by reason of applicable law and (5) restrictions set forth in agreements or instruments governing Indebtedness that are not, in any material respect, more restrictive than the corresponding restrictions set forth herein.

Section 10.13. Special Covenants Relating to REIT Guarantor TC "Section 10.13. Special Covenants relating to REIT Guarantor" \f C \l "2" . The REIT Guarantor will not at any time (a) cease to have its common stock listed on any one of the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Exchange, or (b) unless otherwise approved by the Required Holders, cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary that is intended to be a qualified REIT subsidiary of the REIT Guarantor to the extent required under the Code and applicable law.

Section 11. Events of Default TC "Section 11. Events of Default" \f C \l "1" .

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Issuer or the REIT Guarantor defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.8 or Section 10; or

(d) any Note Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Note Document and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of any Note Party obtaining actual knowledge of such default and (2) the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of any Note Party or by any officer of any Note Party in any Note Document or any writing furnished in connection with the transactions contemplated by any Note Document proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (1) any Note Party or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of the Threshold Amount beyond any period of grace (whether waived or not) provided with respect thereto, or (2) any Note Party or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least the Threshold Amount or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) any Note Party or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the Threshold Amount, or (ii) one or more Persons have the right to require any Note Party or any Subsidiary so to purchase or repay such Indebtedness; or

(g) any Note Party or any Material Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Note Party or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Note Party or any Material Subsidiary, or any such petition shall be filed against any Note Party or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to any Note Party or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of the lesser of (i) $250,000,000 and (ii) the corresponding threshold amount then in effect in the corresponding event of default in the Bank Credit Facility or, if for any reason the Bank Credit Facility no longer exists, then the corresponding threshold amount most recently in effect under the corresponding event of default in the Bank Credit Facility (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) are rendered against one or more of the Note Parties and their Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(k) if (1) any Plan subject to Title IV of ERISA or Section 412 of the Code shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Note Party or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) any Note Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) any Note Party or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) any Note Party or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Note Party or any Subsidiary thereunder, (8) any Note Party or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) any Note Party or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) this Agreement, any Note or the Affiliate Guaranty shall cease to be in full force and effect, any Note Party or any Person acting on behalf of any Note Party shall contest in any manner the validity, binding nature or enforceability of this Agreement, any Note or the Affiliate Guaranty, or the obligations of any Note Party under this Agreement, any Note of the Affiliate Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such document.

Section 12. Remedies on Default, Etc TC "Section 12. Remedies on Default, Etc" \f C \l "1" .

Section 12.1. Acceleration TC "Section 12.1. Acceleration" \f C \l "2" .

(a) If an Event of Default with respect to the Issuer or the REIT Guarantor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies TC "Section 12.2. Other Remedies" \f C \l "2" . If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission TC "Section 12.3. Rescission" \f C \l "2" . At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc TC "Section 12.4. No Waivers or Election of Remedies, Expenses, Etc" \f C \l "2" . No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Note Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer and the REIT Guarantor under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13. REIT Guaranty TC "Section 13. REIT Guaranty" \f C \l "1" .

Section 13.1. The Guaranty TC "Section 13.1. The Guaranty" \f C \l "2" . The REIT Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under the Note Documents to which it is a party and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of the Note Documents to which it is a party (all the foregoing being hereinafter collectively called the “Obligations”). The REIT Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2. Waiver of Defenses TC "Section 13.2. Waiver of Defenses" \f C \l "2" . The REIT Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The REIT Guarantor waives notice of any default under any Note Document or the other Obligations. The obligations of the REIT Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Affiliate Guarantor) under any Note Document or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Note Document or any other agreement; (d) the acceptance of any security or Guaranty (including the Affiliate Guaranty) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guaranty (including the Affiliate Guaranty) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Affiliate Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Affiliate Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of any Note Document or any other agreement or the disaffirmance of any Note Document or any other agreement in any such proceeding; (i) the invalidity or unenforceability of any Note Document or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Affiliate Guarantor or any other Person of its obligations under any Note Document or any other instrument or agreement; (k) in respect of the Issuer, any Affiliate Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Affiliate Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, pandemic, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Affiliate Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the REIT Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

Section 13.3. Guaranty of Payment TC "Section 13.3. Guaranty of Payment" \f C \l "2" . The REIT Guarantor further agrees that the Guaranty herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4. Guaranty Unconditional TC "Section 13.4. Guaranty Unconditional" \f C \l "2" . The obligations of the REIT Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the REIT Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under any Note Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the REIT Guarantor or would otherwise operate as a discharge of the REIT Guarantor as a matter of law or equity.

Section 13.5. Reinstatement TC "Section 13.5. Reinstatement" \f C \l "2" . The REIT Guarantor further agrees that the Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6. Payment on Demand TC "Section 13.6. Payment on Demand" \f C \l "2" . In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the REIT Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the REIT Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The REIT Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or any other Note Document to which it is a party and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the

Guaranty contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7. Stay of Acceleration TC "Section 13.7. Stay of Acceleration" \f C \l "2" . The REIT Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the REIT Guarantor for the purposes of this Guaranty.

Section 13.8. No Subrogation TC "Section 13.8. No Subrogation" \f C \l "2" . Notwithstanding any payment or payments made by the REIT Guarantor hereunder, the REIT Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guaranty or right of offset held by any holder for the payment of the Obligations, nor shall the REIT Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Affiliate Guarantor in respect of payments made by the REIT Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the REIT Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the REIT Guarantor in trust for the holders of the Notes, segregated from other funds of the REIT Guarantor, and shall, forthwith upon receipt by the REIT Guarantor, be turned over to the holders of the Notes in the exact form received by the REIT Guarantor (duly indorsed by the REIT Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9. Marshalling TC "Section 13.9. Marshalling" \f C \l "2" . No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the REIT Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and any other Note Document to which the Issuer is a party or the obligations of the REIT Guarantor hereunder or (b) to pursue any other remedy that the REIT Guarantor may or may not be able to pursue itself and that may lighten the REIT Guarantor’s burden, any right to which the REIT Guarantor hereby expressly waives.

Section 13.10. Transfer of Notes TC "Section 13.10. Transfer of Notes" \f C \l "2" . All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the REIT Guarantor under this Section 13 or to the Issuer.

Section 13.11. Consideration TC "Section 13.11. Consideration" \f C \l "2" . The REIT Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guaranty.

Section 14. Registration; Exchange; Substitution of Notes; Issuer’s Agent TC "Section 14. Registration; Exchange; Substitution of Notes; Issuer’s Agent" \f C \l "1" .

Section 14.1. Registration of Notes TC "Section 14.1. Registration of Notes" \f C \l "2" . The Issuer shall keep at its principal executive office (or, if then appointed by the Issuer, cause to be kept at the office of the Issuer’s Agent), a register (the “Register”) for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof, the name and address of each transferee of one or more Notes, and the principal amount (and stated interest) owing to each holder of one or more Notes shall be registered in the Register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in the Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Issuer (and, if then appointed by the Issuer, the Issuer’s Agent) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a holder of the Notes hereunder for all purposes of the Notes and this Agreement, notwithstanding notice to the contrary. The registered holder of the Notes (or any portion hereof) as indicated on the Register shall be deemed as the party with the exclusive right to receive payment of any principal amount, Make-Whole Amount, if any, and accrued and unpaid interest thereon under the Notes. The Register shall be available for inspection by the holder(s) of the Notes at any reasonable time and from time to time upon reasonable prior notice. The Issuer (or if then appointed by the Issuer, the Issuer’s Agent) shall give to any holder of a Note that is an Institutional Accredited Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

Section 14.2. Transfer and Exchange of Notes TC "Section 14.2. Transfer and Exchange of Notes" \f C \l "2" . Upon surrender of any Note to the Issuer (or, if then appointed by the Issuer, the Issuer’s Agent) at the address for notices pursuant to Section 19, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver (or, if then appointed by the Issuer, cause the Issuer’s Agent to deliver), at the Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), Schedule 1(b) or Schedule 1(c), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer (or, if then appointee by the Issuer, the Issuer’s Agent) may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 (other than Section 6.1(c)).

Section 14.3. Replacement of Notes TC "Section 14.3. Replacement of Notes" \f C \l "2" . Upon receipt by the Issuer at the address for notices pursuant to Section 19, or upon receipt by the Issuer’ Agent (if then appointed by the Issuer) at the address and to the attention of the Person designated by the Issuer as set forth in the most recent written designation of such Agent provided to holders, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Accredited Investor, notice from such Institutional Accredited Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Issuer (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver (or, if then appointed by the Issuer, cause the Issuer’s Agent to deliver), in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.4. Issuer’s Agent TC "Section 14.4. Issuer’s Agent" \f C \l "2" . The Issuer may from time to time appoint, and may at any time cancel the appointment of, a bank, trust company or nationally recognized transfer agent to serve as its agent (the “Issuer’s Agent”) to perform on behalf of the Issuer its obligations under this Section 14 as well as certain other administrative obligations of the Issuer under this Agreement, including serving as paying agent and delivering any notices and documents required to be delivered by the Issuer. In the event of any appointment or the cancellation of any appointment, written notice thereof shall be given to each holder of the Notes, which notice shall set forth the name, delivery and mailing address, e-mail address, facsimile number and other information for notices for the Issuer or any replacement of the Issuer’s Agent. During such time as a Person is appointed to serve as the Issuer’s Agent, every act, omission, undertaking, notice, document delivery or other communication by the Issuer’s Agent in such capacity shall be binding for all purposes on the Issuer as if such act, omission, notice, document delivery or other communication had been performed, omitted, given, delivered or communicated by the Issuer.

Section 15. Payments on Notes TC "Section 15. Payments on Notes" \f C \l "1" .

Section 15.1. Place of Payment TC "Section 15.1. Place of Payment" \f C \l "2" . Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of PNC Bank, National Association in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2. Payment by Wire Transfer TC "Section 15.2. Payment by Wire Transfer" \f C \l "2" . So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer (or, if then appointed by the Issuer, the Issuer’s Agent) in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer (or, if then appointed by the Issuer, the Issuer’s Agent) made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer (or, if then appointed by the Issuer, the Issuer’s Agent) at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer (or, if then appointed by the Issuer, the Issuer’s Agent) in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Accredited Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 15.3. FATCA Information TC "Section 15.3. FATCA Information" \f C \l "2" . By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, an executed IRS Form W-9 (or any successor form) and any additional documentation reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, an executed IRS Form W-8BEN-E, IRS Form W-8BEN, or IRS Form W-8ECI, as applicable (or any successor form), and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder (including documentation prescribed by section 1471(b)(3)(C)(i) of the Code). Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

Section 16. Expenses, Etc TC "Section 16. Expenses, Etc" \f C \l "1" .

Section 16.1. Transaction Expenses TC "Section 16.1. Transaction Expenses" \f C \l "2" . Whether or not the transactions contemplated hereby are consummated, the Issuer and the REIT Guarantor will pay all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of one special counsel for the Purchasers and holders, taken as a whole, and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction and/or one specialty counsel in each applicable specialty, for the Purchasers and holders, taken as a whole, unless an Event of Default or a conflict of interest exists in which case such reimbursement shall not be limited to one of each such counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Note Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Note Party or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by any Note Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000, annually, per series of Notes. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Issuer and the REIT Guarantor will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable and documented attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated by the Note Documents, including the use of the proceeds of the Notes by the Issuer provided, that neither the Issuer nor the REIT Guarantor shall have any obligation to any Purchaser or holder under this clause (3) to the extent such obligation has resulted from the gross negligence or willful misconduct of such Purchaser or holder.

Section 16.2. Certain Taxes TC "Section 16.2. Certain Taxes" \f C \l "2" . The Issuer and the REIT Guarantor agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of any Note Document (other than the Notes) or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Note Party has assets or of any amendment of, or waiver or consent under or with respect to, any Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer and the REIT Guarantor pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer and the REIT Guarantor hereunder.

Section 16.3. Survival TC "Section 16.3. Survival" \f C \l "2" . The obligations of the Issuer and the REIT Guarantor under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Note Document, and the termination of this Agreement.

Section 17. Survival of Representations and Warranties; Entire Agreement TC "Section 17. Survival of Representations and Warranties; Entire Agreement" \f C \l "1" .

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Note Party pursuant to any Note Document shall be deemed representations and warranties of such Note Party under such Note Document. Subject to the preceding sentence, the Note Documents embody the entire agreement and understanding between each Purchaser and the Note Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 18. Amendment and Waiver TC "Section 18. Amendment and Waiver" \f C \l "1" .

Section 18.1. Requirements TC "Section 18.1. Requirements" \f C \l "2" . This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Issuer, the REIT Guarantor and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 13, 18 or 21; and

Section 18.2. Solicitation of Holders of Notes TC "Section 18.2. Solicitation of Holders of Notes" \f C \l "2" .

(a) Solicitation. The Issuer and the REIT Guarantor will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of any Note Document. The Issuer and the REIT Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Note Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Issuer nor the REIT Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions of any Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any other Note Document by a holder of a Note that has transferred or has agreed to transfer its Note to (1) any Note Party, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Note Party and/or any Affiliate, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3. Binding Effect, Etc TC "Section 18.3. Binding Effect, Etc" \f C \l "2" . Any amendment or waiver consented to as provided in any Note Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the relevant Note Parties without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Note Party and any holder of a Note and no delay in exercising any rights under any Note Document shall operate as a waiver of any rights of any holder of such Note.

Section 18.4. Notes Held by a Note Party, Etc TC "Section 18.4. Notes Held by a Note Party, Etc" \f C \l "2" . Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Note Document, or have directed the taking of any action provided in any Note Document to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Note Party or any of its Affiliates shall be deemed not to be outstanding.

Section 19. Notices TC "Section 19. Notices" \f C \l "1" .

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing,

(3) if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of Paul Beldin (E-Mail: paul.beldin@aircommunities.com; Telephone No.: 303-691-4554) and Lisa Cohn (E-Mail: lisa.cohn@aircommunities.com; Telephone No.: 303-691-4415), or at such other address as the Issuer shall have specified to the holder of each Note in writing,

(4) if to any Note Party other than the Issuer, to such Note Party c/o the Issuer at the Issuer’s address set forth at the beginning hereof to the attention of Paul Beldin (E-Mail: paul.beldin@aircommunities.com; Telephone No.: 303-691-4554) and Lisa Cohn (E-Mail: lisa.cohn@aircommunities.com; Telephone No.: 303-691-4415), or at such other address such Note Party shall have specified to the holder of each Note in writing, or

(5) if to the Issuer’s Agent, such address as the Issuer’s Agent shall have specified to the holder of each Note in writing.

In addition, notices and other communications to the Purchasers, the holders of the Notes and the Note Parties may be delivered or furnished by e-mail to the e-mail address most recently furnished by such Person. Any Purchaser, any holder of a Note, the Issuer or the REIT Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it in writing; provided that approval of such procedures may be limited to particular notices or communications.

Notices under this Section 19 will be deemed given only when actually received.

Section 20. Reproduction of Documents TC "Section 20. Reproduction of Documents" \f C \l "1" .

The Note Documents and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may (except for the Notes themselves) destroy any original document so reproduced. Each of the Issuer and the REIT Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Note Party or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 21. Confidential Information TC "Section 21. Confidential Information" \f C \l "1" .

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Note Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Note Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Note Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Note Party or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such recipient is notified of its obligation to maintain the confidentiality of such information), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Accredited Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of any Note Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser (and, if not prohibited by applicable law, rule, regulation or order, such Purchaser shall use commercially reasonable efforts to notify the Issuer thereof prior to such disclosure), (ii) in response to any subpoena or other legal process (and, subject to clause (iv) below, if not prohibited by applicable law, rule, regulation or order, such Purchaser shall use commercially reasonable efforts to notify the Issuer thereof prior to such disclosure), (iii) in connection with any litigation to which such Purchaser is a party (and, subject to clause (iv) below, if not prohibited by applicable law, rule, regulation or order, such Purchaser shall use commercially reasonable efforts to notify the Issuer thereof prior to such disclosure) or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or any other Note Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by any Note Party in connection with the delivery to any holder of a Note of information required to be delivered to such holder under any Note Document or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Note Party embodying this Section 21.

In the event that as a condition to receiving access to information relating to any Note Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to any Note Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and such Note Party, this Section 21 shall supersede any such other confidentiality undertaking.

Section 22. Substitution of Purchaser TC "Section 22. Substitution of Purchaser" \f C \l "1" .

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 23. Miscellaneous TC "Section 23. Miscellaneous" \f C \l "1" .

Section 23.1. Successors and Assigns TC "Section 23.1. Successors and Assigns" \f C \l "2" . All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither the Issuer nor the REIT Guarantor may assign or otherwise transfer any of its rights or obligations under any Note Document to which it is a party without the prior written consent of each holder of Notes. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2. Accounting Terms TC "Section 23.2. Accounting Terms" \f C \l "2" .

(a) Generally. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by a Note Party to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b) Changes in GAAP. If at any time after the Closing Date there is a change in GAAP that would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Issuer or the Required Holders shall so request, the holders and the Issuer shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders, the Issuer and the REIT Guarantor); provided that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (2) the Issuer shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested in writing hereunder by the Required Holders setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 23.3. Severability TC "Section 23.3. Severability" \f C \l "2" . Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4. Construction, Etc TC "Section 23.4. Construction, Etc" \f C \l "2" . Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 23.5. Counterparts; Electronic Contracting TC "Section 23.5. Counterparts; Electronic Contracting" \f C \l "2" . This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and all other documents delivered hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all other documents delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or the Affiliate Guaranty, the Issuer and the REIT Guarantor hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 23.6. Governing Law TC "Section 23.6. Governing Law" \f C \l "2" . This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7. Jurisdiction and Process; Waiver of Jury Trial TC "Section 23.7. Jurisdiction and Process; Waiver of Jury Trial" \f C \l "2" .

(a) Each of the Issuer and the REIT Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to the Note Documents. To the fullest extent permitted by applicable law, each of the Issuer and the REIT Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Issuer and the REIT Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each of the Issuer and the REIT Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Issuer and the REIT Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer or the REIT Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to the Note Documents or any other document executed in connection therewith.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the Issuer and the REIT Guarantor.

TC "Signature" \f C \l "4"

Very truly yours,

Apartment Income REIT, L.P.

By: AIR-GP, Inc.

By /s/ Paul Beldin

Name: Paul Beldin

Title: Executive Vice President and Chief

Financial Officer

Apartment Income REIT Corp.

By /s/ Paul Beldin

Name: Paul Beldin

Title: Executive Vice President and Chief

Financial Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By:/s/ Kevin Liang

Name: Kevin Liang
Title: Senior Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its Investment Adviser

By:/s/ Michael H. Leske

Name: Michael H. Leske
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By: Northwestern Mutual Investment

Management Company, LLC, its Investment Adviser

By:/s/ Michael H. Leske

Name: Michael H. Leske
Title: Managing Director

[Signature Page to Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SECURITY LIFE OF DENVER INSURANCE COMPANY CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

STANDARD GUARANTY INSURANCE COMPANY AMERICAN SECURITY INSURANCE COMPANY CONSUMER PROGRAM ADMINISTRATORS, INC. UNITED SERVICE PROTECTION CORPORATION VIRGINIA SURETY COMPANY, INC.

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA

FEDERAL WARRANTY SERVICE CORPORATION HORACE MANN LIFE INSURANCE COMPANY SFM MUTUAL INSURANCE COMPANY CHESAPEAKE EMPLOYERS INSURANCE COMPANY METROPOLITAN LIFE INSURANCE COMPANY, ON

BEHALF OF METROPOLITAN LIFE INSURANCE

COMPANY SEPARATE ACCOUNT 894

By: Voya Investment Management Co. LLC, as Agent

By:/s/ Joshua A. Winchester

Name: Joshua A. Winchester
Title: Senior Vice President

VOYA PRIVATE CREDIT TRUST FUND

VOYA PRIVATE CREDIT TRUST FUND-GOLDMAN

SACHS

By: Voya Investment Trust Co., as Trustee

By:/s/ Joshua A. Winchester

Name: Joshua A. Winchester
Title: Senior Vice President

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

A-1

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

NEW YORK LIFE GROUP INSURANCE COMPANY OF

NY

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

THE BANK OF NEW YORK MELLON, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF DECEMBER 30, 2020, BY AND AMONG LIFE INSURANCE COMPANY OF NORTH AMERICA, AS GRANTOR, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: NYL Investors LLC, its Investment Manager

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Senior Director

A-2

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: New York Life Insurance Company, its attorney-in-fact

By:/s/ Andrew Leisman, CFA

Name: Andrew Leisman, CFA
Title: Corporate Vice President

A-3

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH LIFE INSURANCE COMPANY

By:/s/ Wm. Stuart Shepetin

Name: Wm. Stuart Shepetin
Title: Investment Officer

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its

Investment Manager

By: /s/ William Gardner

Name: William Gardner

Title: Authorized Signatory

AMERICAN FIDELITY ASSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ William Gardner

Name: William Gardner

Title: Authorized Signatory

MISSOURI REINSURANCE, INC.

By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ William Gardner

Name: William Gardner

Title: Authorized Signatory

METLIFE INSURANCE K.K.

By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ William Gardner

Name: William Gardner

Title: Authorized Signatory

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in fact

By: /s/ Karl Spaeth

Name: Karl Spaeth

Title: Senior Vice President

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By: /s/ Paul Koenig

Name: Paul Koenig

Title: Head of Portfolio Management

National Life Group

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CONTINENTAL CASUALTY COMPANY

By: /s/ Anthony Pelafas

Name: Anthony Pelafas

Title: Vice President

A-1

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FARM BUREAU LIFE INSURANCE COMPANY

By: /s/ Michael Warmuth

Name: Michael Warmuth

Title: Vice President – Investments

FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY

By: /s/ Michael Warmuth

Name: Michael Warmuth

Title: Vice President - Investments

A-1

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted EBITDA” means, for a given period, an amount equal to (a) EBITDA minus (b) the Capital Expenditure Reserve.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of a Note Party.

“Affiliate Guarantors” is defined in Section 2.2.

“Affiliate Guaranty” is defined in Section 2.2 and includes any New Affiliate Guaranty.

“Affiliate Guaranty Supplement” is defined in Section 9.7(a)(1).

“Affiliate REITs” means, collectively, AIR REIT Sub 1, LLC, a Delaware limited liability company, AIR REIT Sub 2, LLC, a Delaware limited liability company, AIR/Bethesda Holdings, Inc., a Delaware corporation, and AIR Subsidiary REIT I, LLC, a Delaware limited liability company.

“Agreement” means this Note and Guaranty Agreement, including all Schedules attached to this Agreement.

“AIMCO” means Apartment Investment and Management Company, a Maryland corporation.

“AIMCO DevCo” means Aimco Development Company, LLC, a Delaware limited liability company, a Subsidiary of AIMCO.

“AIMCO Leased Asset Value” means, as of any date of determination, (a) (1) the sum (without duplication) of the “Base Rent” (as defined in each AIMCO Master Lease) from all the AIMCO Leased Assets for the fiscal quarter most recently ended times (2) four, divided by (b) the Capitalization Rate.

“AIMCO Leased Assets” means, collectively, any assets leased pursuant to an AIMCO Master Lease.

“AIMCO Master Lease” means any “Master Lease” under and as defined in the AIMCO Master Leasing Agreement, pursuant to which the applicable Affiliate of AIMCO DevCo, as tenant thereunder, will cause the development, redevelopment and/or lease-up of the subject leased property, as may be required and agreed upon by the parties thereunder.

“AIMCO Master Leasing Agreement” means the Master Leasing Agreement, dated as of December 15, 2020, by and between the Issuer and AIMCO DevCo.

“AIR Note Agreement” means the Mezzanine Note Agreement, dated as of December 14, 2020, pursuant to which Aimco JO Intermediate Holdings, LLC, a Delaware limited liability company, issued $534,127,075 aggregate principal amount of its 5.20% Secured Mezzanine Notes due January 31, 2024 in exchange for the equity interests in James-Oxford Limited Partnership, a Maryland limited partnership.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Facility” means that certain Credit Agreement dated as of April 14, 2021 by and among the Issuer, as the borrower, the REIT Guarantor, as guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent, a swingline loan lender and an issuing lender, and Wells Fargo Bank, National Association, as a swingline loan lender and an issuing lender, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Denver, Colorado or New York, New York are required or authorized to be closed.

“Capital Expenditure Reserve” means the product of (a) $350 per annum times (b) the Consolidated Group’s Ownership Share of the aggregate number of residential units in all Properties.

“Capitalization Rate” means 6.00%; provided that, if any Material Credit Facility uses a “capitalization rate” for determining asset values thereunder that is higher or lower than 6.00%, then the capitalization rate herein shall be the highest capitalization rate then applicable under any

Material Credit Facility; provided, further, that in no event may the capitalization rate herein be less than 5.00%.

“Capitalized Lease Obligations” means obligations as lessee under a lease that is required to be capitalized for financing reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date. Notwithstanding any change in GAAP effective after December 31, 2018 that would require lease obligations that would have been treated as operating leases as of December 31, 2018 to be classified and accounted for as capitalized leases or otherwise reflected on the consolidated balance sheet of the REIT Guarantor and its Subsidiaries, such obligations shall be excluded from this definition.

“Change in Control” is defined in Section 8.7(f).

“Change in Control Prepayment Date” is defined in Section 8.7(b).

“Closing” is defined in Section 3.

“Closing Date” means June 29, 2022.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Confidential Information” is defined in Section 21.

“Consolidated Group” means the REIT Guarantor and all Subsidiaries which are required to be consolidated with it for financial reporting purposes under GAAP, including the Issuer and the other Note Parties.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of a Note Party and any of their or such Note Party’s respective Controlled Affiliates and (b) if a Note Party has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by PNC Bank, National Association in New York, New York as its “base” or “prime” rate.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts.

“Development Property” means a multifamily Property currently under development or substantial redevelopment that has not achieved an Occupancy Rate of 85% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied commercial space) related to the development have not been completed. The term “Development Property” shall include a multifamily Property of the type described in the immediately preceding sentence that either (a) is an AIMCO Leased Asset or (b) satisfies both of the following conditions: (1) it is to be (but has not yet been) acquired by the REIT Guarantor, the Issuer, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (2) a third party is developing such property using the proceeds of a loan that is guaranteed by, or is otherwise recourse to, the REIT Guarantor, the Issuer, any Subsidiary or any Unconsolidated Affiliate. A Development Property on which all improvements (other than tenant improvements on unoccupied commercial space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 85%.

“Disclosure Documents” is defined in Section 5.3.

“Division” means, in the event any Note Party is a limited liability company or limited partnership, (a) the division of such Note Party into two or more newly formed limited liability companies or limited partnerships (whether or not original Note Party is a surviving entity following any such division) pursuant to any applicable Delaware law or any similar provision under any similar act governing limited liability companies or limited partnerships organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the filing of any certificate with any applicable Governmental Authority that results in any such division.

“EBITDA” means, for any period for the Consolidated Group, an amount equal to Net Income for such period plus (a) the following, to the extent deducted in calculating such Net Income: (1) Interest Expense plus other costs related to amortization of fees and expenses relating to the issuance of Indebtedness for such period, (2) the provision for federal, state and local income taxes payable for such period, (3) depreciation and amortization expense for such period, and (4) non-cash charges and extraordinary or non-recurring gains and losses (including, for the avoidance of doubt, (i) all gains and losses on retirement of any Indebtedness, (ii) impairment charges and (iii) acquisition costs not permitted to be capitalized pursuant to GAAP), plus (b) transaction costs, fees and expenses incurred in connection with any capital markets offering, debt financing or amendment thereto, redemption or exchange of Indebtedness, merger or acquisition (in each case, whether or not consummated), plus (c) restructuring and severance charges in excess of $1,000,000 in any trailing 12-month period. To the extent not already included in the foregoing calculation, each of the foregoing items will include the REIT Guarantor’s Ownership Share of each of the foregoing items of each Unconsolidated Affiliate of the REIT Guarantor. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of all intangibles, without duplication, pursuant to FASB ASC 805.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including the following: (a) a remaining term (exclusive of any unexercised extension options) of 25 years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor or for which the lessor’s consent has been obtained; and (c) customary leasehold mortgagee protections.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, but excluding debt convertible or exchangeable into such shares, warrants, options, rights or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Note Party under section 414 of the Code.

“Event of Default” is defined in Section 11.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fitch” means Fitch Ratings Ltd.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the four fiscal quarter period most recently ended with respect to which financial reporting has been delivered, or was required to have been delivered, in accordance with Section 7.1(a) or Section 7.1(b) to (b) Fixed Charges for such period.

“Fixed Charges” means, for a given period, the sum of (a) the following with respect to the Consolidated Group (1) Interest Expense for such period, plus (2) all regularly scheduled principal amortization payments paid or accrued on the Indebtedness for such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity or refinancing of Indebtedness or in connection with any asset sale and without double counting amounts funded with reserve accounts or sinking funds if already taken into account in determining Fixed Charges for such period or any prior period), plus (3) the aggregate amount of Preferred Dividends paid in cash on any shares of Preferred Equity Interests outstanding for such period, plus (b) the Ownership Share of any member of the Consolidated Group of each of the foregoing with respect to each Unconsolidated Affiliate of such member of the Consolidated Group.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“Funded Indebtedness” means Indebtedness of the type described in clauses (a), (b), (c), (d) (with respect to non-contingent reimbursement obligations only), (e), (g) (with respect to Indebtedness described in the foregoing clauses) and (h) (with respect to Indebtedness described in the foregoing clauses) of such term, in each case except for Indebtedness owed to the REIT Guarantor, the Issuer or any Subsidiary thereof, deferred income taxes, security deposits, accounts payable and accrued liabilities and any prepaid rent (as and to the extent such terms are defined under GAAP).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary, in each case applied on a consistent basis both as to classification of items and amounts.

“General Partner” means AIR-GP, Inc., a Delaware corporation and the general partner of the Issuer.

“Governmental Authority” means

(a) the government of

(1) the United States or any state or other political subdivision thereof, or

(2) any other jurisdiction in which any Note Party or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Note Party or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the Register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, as to any Person at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (1) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (2) evidenced by bonds, debentures, notes or similar instruments, or (3) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero); (g) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); and (h) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of a Person shall include Indebtedness of any other Person to the extent such Indebtedness is recourse to such first Person. The Notes shall constitute Indebtedness of the Issuer. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Accredited Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to a Person and for any period, without duplication, the total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, provided, that, included in Interest Expense will be all interest expense accrued during such period, even if not payable on or before the Latest Maturity Date, and excluded from Interest Expense will be all upfront fees, arrangement fees, commitment fees, commissions and similar charges associated with the issuance of Indebtedness. The REIT Guarantor’s Ownership Share of the Interest Expense of its Unconsolidated Affiliates will be included when determining the Interest Expense of the Consolidated Group.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, security deposits, accounts receivable and commission, travel and similar advances to officers, directors and employees), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by any amounts received in respect of such Investment which constitute capital distributions, principal or sale proceeds in respect thereof.

“Investor Presentation” is defined in Section 5.3.

“Issuer” is defined in the first paragraph of this Agreement.

“Issuer’s Agent” is defined in Section 14.4.

“Joint Venture” means a corporation, partnership, limited liability company or other entity in which any Person other than the Note Parties and their Subsidiaries holds, directly or indirectly, an Equity Interest.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Note.

“Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness that is Funded Indebtedness as of such date to (b) Total Asset Value as of such date.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Make-Whole Amount” is defined in Section 8.6.

“Management Company Value” means, as of any date of determination, an amount (without duplication and determined on a consistent basis with prior periods) equal to: (a) the sum of: (1) the revenue paid or payable in cash earned by the Issuer and its Subsidiaries from third parties (including AIMCO) (without regard to whether such third parties are consolidated with the REIT Guarantor or the Issuer for financial reporting purposes under GAAP) and Unconsolidated Affiliates (excluding the portion thereof payable (directly or indirectly) on account of the Issuer’s Ownership Share therein) for property and asset management and other services related to Properties managed on behalf such parties during the fiscal quarter most recently ended times four, minus (2) operating expenses incurred by the Issuer and its Subsidiaries in connection with such management services during such fiscal quarter times four, multiplied by (b) 400%.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other Equity Interests not constituting Mandatorily Redeemable Stock) (except as a result of a change of control, merger, consolidation, amalgamation, liquidation or asset sale (collectively, a “Fundamental Change”) so long as any rights of the holders thereof upon the occurrence of such Fundamental Change shall be subject to the repayment in full in cash of all obligations under this Agreement), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or Equity Interests not constituting Mandatorily Redeemable Stock) (except as a result of a Fundamental Change so long as the rights of the holders thereof upon the occurrence of such Fundamental Change shall be subject to the repayment in full in cash of all obligations under this Agreement); in each case, on or prior to the Latest Maturity Date hereunder.

“Mariner’s Cove Property” means the multi-family property located at 4392 W. Point Loma Blvd., San Diego, CA 92107.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Note Parties and their Subsidiaries taken as a whole.

“Material Acquisition” means an acquisition in excess of 10% of Total Asset Value as of the date of the most recent financial statements pursuant to Section 7.1(a) or Section 7.1(b) and Officer’s Certificate pursuant to Section 7.2, each delivered to the holders of Notes prior to such acquisition.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Note Parties and their Subsidiaries taken as a whole, (b) the ability of the Note Parties to perform their obligations under Note Documents or (c) the validity or enforceability of any Note Document.

“Material Credit Facility” means, as to the Note Parties and their Subsidiaries,

(a) the Bank Credit Facility;

(b) the July 15, 2021 term loan agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(c) any private placement transaction pursuant to Rule 4(a)(2) of the Securities Act made in a substantially similar manner, and to substantially similar types of investors, as the private placement transaction contemplated by this Agreement for the issuance of notes or similar Securities entered into by any Note Party or any Subsidiary; and

(d) any other agreement(s) creating or evidencing Recourse Indebtedness entered into on or after the date of the Closing by any Note Party or any Subsidiary, or in respect of which any Note Party or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Subsidiary” means any Subsidiary of any Note Party having assets equal to or greater than $100,000,000 in value.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Receivable” means a promissory note secured by a Lien on an interest in Property of which the REIT Guarantor, the Issuer or any other Subsidiary of the REIT Guarantor is the holder and retains the rights of collection of all payments thereunder. For clarity, the term “Mortgage Receivable” shall include the AIR Note Agreement but will exclude the Parkmerced Note so long as AIMCO is the beneficiary of the economic interest (whether or not AIMCO is the holder of the legal interest) in the Parkmerced Note.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Near-Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which (a) at least 99% of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned and controlled by such Person or one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person (collectively, the “Control Group”), (b) neither the owner (or owners) or Person (or Persons) controlling the Equity Interests not owned and controlled by the

Control Group (the “Non-Control Group Party”) has the ability to direct the management of such Subsidiary or to vote on any matters affecting such Subsidiary (including such Subsidiary incurring Indebtedness, the sale or encumbrance of any asset owned by such Subsidiary or the execution by such Subsidiary of any guaranty of Indebtedness of another Person), excepting those matters with respect to which an owner of an Equity Interest in such Subsidiary is required (whether or not otherwise agreed by such Non-Control Group Party) to have voting rights pursuant to applicable law.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Note Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Income” means, for any period, the net income (loss) (including net income (loss) attributable to non-controlling interests in consolidated real estate partnerships) for such period, determined in accordance with GAAP.

“Net Operating Income” means, for any Property and for a given period (annualized), the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding acquisition costs for such Property and interest, other debt service and balloon payments, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (excluding general overhead expenses of the Consolidated Group and any property management fees), but excluding tenant improvement costs, leasing commissions or the costs and expenses of capital improvements and capital repairs, or depreciation, amortization or other non-cash expenses, minus (c) the capital reserves of $350 per apartment unit for such Property as of the end of such period minus (d) an imputed management fee in the amount of 3% of the gross revenues for such Property for such period.

“New Affiliate Guaranty” is defined in Section 9.7(a)(1).

“New Affiliate Guaranty Supplement” is defined in Section 9.7(a)(1).

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse payment (except for customary exceptions for material misrepresentation, fraud, gross negligence, willful misconduct and waste, misapplication of funds (including insurance and condemnation proceeds and security deposits), environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by any Note Party or any Subsidiary primarily for the benefit of employees of any Note Party or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means this Agreement, the Affiliate Guaranty, each Affiliate Guaranty Supplement, each New Affiliate Guaranty, each New Affiliate Guaranty Supplement, the Notes, any document reaffirming, evidencing or guaranteeing Indebtedness incurred under this Agreement, and any agreement or document that provides that it is a “Note Document” under this Agreement, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time and including all schedules and exhibits thereto.

“Note Parties” means the Issuer, the REIT Guarantor and each Affiliate Guarantor.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 13.1.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable units of such multi-family Property actually occupied by tenants that are not Affiliates of the Issuer, to (b) the total units of such multi-family Property available for lease.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parkmerced Note” means the Promissory Note, dated November 26, 2019, in the principal amount of $275,000,000, executed by Maximus PM Mezzanine A LLC, a Delaware limited liability company, in favor of APMSF Investor LLC, a Delaware limited liability company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means:

(a) Liens for taxes, assessments, or similar charges (excluding any Lien imposed pursuant to any provision of ERISA and Liens imposed under Environmental Law), which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made;

(b) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(c) Liens of mechanics, materialmen, warehousemen, carriers, or other like inchoate statutory Liens, securing obligations incurred in the ordinary course of business that are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default or which are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made;

(d) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Derivatives Contracts or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(e) encumbrances consisting of zoning restrictions, easements or other restrictions on the use or operation of real property, none of which would reasonably be expected to have a Material Adverse Effect;

(f) any Lien existing on the Closing Date and described on Schedule 10.5 and any renewals or extensions thereof, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(g) purchase money security interests and capitalized leases; provided that such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease and proceeds thereof;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(j) or securing appeal or surety bonds relating to such judgments;

(i) statutory, contractual or common law inchoate landlord’s Liens under leases;

(j) Liens securing reimbursement obligations with respect to letters of credit and banker’s acceptances which encumber only deposits to secure such reimbursement obligations, documents and other property relating to such letters of credit and the products and proceeds thereof;

(k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and (2) such deposit account is not intended by the depositor to provide collateral to the depository institution as security for the repayment of borrowed money or as security for Derivatives Contracts or margining related to commodities hedges;

(l) Liens existing on property at the time of acquisition thereof (and any refinancing or replacement of any such Lien); provided that such Liens existed at the time such property was acquired and were not incurred or otherwise created in anticipation thereof;

(m) licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the granting Note Party or Subsidiary;

(n) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases; and

(o) Liens in favor of the Issuer, the REIT Guarantor or an Affiliate Guarantor securing obligations owing by a Subsidiary of Note Party to the Issuer or a Guarantor.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Placement Agents” means Wells Fargo Securities, LLC and PNC Capital Markets LLC.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Note Party or any ERISA Affiliate or with respect to which any Note Party or any ERISA Affiliate may have any liability.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the REIT Guarantor, the Issuer or any of their respective Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the REIT Guarantor, the Issuer or any of their respective Subsidiaries, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Property” means a parcel (or group of related parcels) of real property owned or leased (or to be developed) by the REIT Guarantor, the Issuer, any other Subsidiary of the REIT Guarantor or any Unconsolidated Affiliate of the REIT Guarantor.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Issuer and the REIT Guarantor and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Recourse Indebtedness” means any Indebtedness other than Non-Recourse Indebtedness.

“Register” is defined in Section 14.1.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“REIT Guarantor” is defined in the first paragraph of this Agreement.

“REIT Guaranty” is defined in Section 2.2.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a REIT under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Note Party or any of its Affiliates).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the REIT Guarantor, the Issuer or any other Subsidiary of the REIT Guarantor, except for a dividend payable solely in Equity Interests of identical class to the holders of that class; or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the REIT Guarantor, the Issuer or any other Subsidiary.

“S&P” means S&P Global Ratings.

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property, and in the case of the REIT Guarantor, shall include (without duplication) the REIT Guarantor’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of a Note Party.

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

“Threshold Amount” means (a) with respect to Indebtedness of any Note Party or Recourse Indebtedness of any Subsidiary that is not a Note Party, $50,000,000 (or its equivalent in the relevant currency of payment) and (b) with respect to Non-Recourse Indebtedness of any Subsidiary that is not a Note Party, $250,000,000 (or its equivalent in the relevant currency of payment).

“Total Asset Value” means as of any date of determination the sum (without duplication) of all of the following of the Consolidated Group determined in accordance with GAAP applied on a consistent basis: (a) Unrestricted Cash and Cash Equivalents, plus (b) with respect to each Property owned for the two consecutive fiscal quarters most recently ended, the quotient of (1) Net Operating Income attributable to such Property (without regard to its occupancy) for the two fiscal quarters most recently ended times two, divided by (2) the Capitalization Rate, plus (c) the GAAP book value of Properties acquired during the two consecutive fiscal quarters most recently ended, plus (d) the AIMCO Leased Asset Value for all AIMCO Leased Assets, plus (e) the GAAP book value for Development Properties (excluding any AIMCO Leased Assets), plus (f) the GAAP book value of Unimproved Land, plus (g) the GAAP book value of Mortgage Receivables and investments in any REIT stocks or REIT preferred securities, plus (h) the Management Company Value. The REIT Guarantor’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for assets owned by the Consolidated Group. For purposes of determining Total Asset Value, Net Operating Income from (i) Development Properties (ii) AIMCO Leased Assets, and (iii) Properties acquired or disposed of by the Consolidated Group or any Unconsolidated Affiliate during the two consecutive fiscal quarters most recently ended shall be excluded from clause (b) above, and Development Properties shall be excluded from clause (c) above. The following limitations for inclusion in the Total Asset Value shall apply: (A) the Management Company Value shall not exceed 5% of Total Asset Value; (B) Unimproved Land shall not exceed 5% of Total Asset Value; (C) Mortgage Receivables and investments in any REIT stocks or REIT preferred securities shall not exceed 7.5% of Total Asset Value; (D) Development Properties shall not exceed 20% of Total Asset Value; (E) investments in Unconsolidated Affiliates shall not exceed 20% of Total Asset Value; (F) Properties leased under Eligible Ground Leases shall not exceed 10% of Total Asset Value; and (G) the aggregate value of the items in the foregoing clauses (A) through (F) shall not exceed 25% of Total Asset Value. Any excess over such limitations shall be deducted from the Total Asset Value.

“Total Indebtedness” means, as of any date of determination and without double counting, (a) all Indebtedness of the Consolidated Group on a consolidated basis and (b) the REIT Guarantor’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of the REIT Guarantor.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Unless otherwise specified, all references herein to an “Unconsolidated Affiliate” or to “Unconsolidated Affiliates” shall refer to an Unconsolidated Affiliate or Unconsolidated Affiliates of the REIT Guarantor.

“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is either fully developed as a multifamily Property, Unimproved Land, or a Development Property (excluding AIMCO Leased Assets), (b) such Property is either (1) owned 100% in fee simple by the REIT Guarantor, the Issuer or a Wholly Owned Subsidiary of the REIT Guarantor or the Issuer, or leased under an Eligible Ground Lease by the REIT Guarantor, the Issuer or a Wholly Owned Subsidiary of the REIT Guarantor or the Issuer or (2) with respect to the Mariner’s Cove Property only, owned 100% in fee simple by a Near-Wholly Owned Subsidiary of the REIT Guarantor or the Issuer, provided that in the case of any Property owned or leased by a Wholly Owned Subsidiary or Near Wholly Owned Subsidiary of the REIT Guarantor or the Issuer that is not an Affiliate Guarantor, such Subsidiary and each owner of a direct or indirect interest in such Subsidiary that is not a Note Party shall have no Indebtedness outstanding; (c) such Property is located in the United States or in the District of Columbia; (d) neither such Property, nor if such Property is owned or leased by a Subsidiary, any of the Issuer’s direct or indirect ownership interest in such Subsidiary, is subject to (1) any Lien (other than Permitted Liens described in clauses (a) through (e) of the definition of Permitted Liens) or (2) any Negative Pledge (other than Negative Pledges expressly permitted under this Agreement); (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; and (f) such Property is free of all encumbrances consisting of zoning restrictions, easements or other restrictions on the use or operation of real property that materially impairs the use of such Property or the value thereof, and no existing encumbrances consisting of zoning restrictions, easements or other restrictions affecting such Property is violated in any material respect by existing or proposed structures or land use. AIMCO Leased Assets shall not be included as Unencumbered Assets.

“Unencumbered Asset NOI” means, for any period, the Net Operating Income from all Unencumbered Assets.

“Unencumbered Asset Value” means, as of any date of determination the sum (without duplication) of Unencumbered Assets, calculated as follows (a) with respect to each Unencumbered Asset owned for the two consecutive fiscal quarters most recently ended, the Unencumbered Asset NOI from Unencumbered Assets for the two fiscal quarters most recently ended times two divided by the Capitalization Rate, plus (b) the GAAP book value of all Unencumbered Assets acquired during the period of two fiscal quarters most recently ended, plus (c) the GAAP book value of Development Properties, plus (d) the GAAP book value of Unimproved Land. For purposes of determining Unencumbered Asset Value, Net Operating Income from Unencumbered Assets acquired or disposed of during the two fiscal quarters most recently ended shall be excluded from clause (a) above. To the extent that more than 20% of aggregate Unencumbered Asset Value is attributable to Investments in Unimproved Land, Development Properties, and Properties leased under Eligible Ground Leases, such excess over the limitation shall be deducted from the aggregate Unencumbered Asset Value.

“Unimproved Land” means land on which no development (other than improvements that are immaterial and temporary in nature) has occurred.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrestricted Cash and Cash Equivalents” means cash and cash equivalents other than (a) tenant deposits and (b) other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way; provided, that project-level lender-mandated reserves for real estate taxes and insurance premiums shall constitute Unrestricted Cash and Cash Equivalents.

“Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness.

“Unsecured Interest Expense” means all Interest Expense attributable to Unsecured Indebtedness.

“Unsecured Interest Coverage Ratio” means, for the Consolidated Group, as of any date of determination, the ratio of (a) the sum of the Unencumbered Asset NOI from all Unencumbered Assets for the fiscal quarter most recently ended to (b) Unsecured Interest Expense for the fiscal quarter most recently ended.

“Unsecured Interest Coverage Ratio Covenant” is defined in Section 10.11.

“Unsecured Leverage Ratio” means for the Consolidated Group on any date of determination, the ratio of (a) Unsecured Indebtedness that is Funded Indebtedness as of such date to (b) Unencumbered Asset Value as of such date.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned and controlled by such Person or one or more other Wholly

Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

Form of Series A Note

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE AND GUARANTY AGREEMENT, DATED AS OF JUNE 29, 2022. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

Apartment Income REIT, L.P.

4.58% Series A Guaranteed Senior Note Due June 28, 2027

No. AR-__ __________ __, 20__

$_______ PPN: 03750* AA4

For Value Received, the undersigned, Apartment Income REIT, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on June 28, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.58% per annum from the date hereof, payable semiannually, on the 28th day of June and December in each year, commencing with the June 28th or December 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.

Schedule 1(a)
(to Note and Guaranty Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement dated as of June 29, 2022 (as from time to time amended, the “Note and Guaranty Agreement”), by and among the Issuer, Apartment Income REIT Corp., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representation set forth in Section 6 (other than Section 6.1(c)) of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.

This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

The entries in the Register shall be conclusive absent manifest error, and the Issuer shall treat each Person whose name is recorded in the Register pursuant to the terms of the Note and Guaranty Agreement as a holder of this Note for all purposes of this Note and the Note and Guaranty Agreement, notwithstanding notice to the contrary. The registered holder of this Note (or any portion hereof) as indicated on the Register shall be deemed as the party with the exclusive right to receive payment of any principal amount, Make-Whole Amount, if any, and accrued and unpaid interest thereon under this Note. The Issuer (or if then appointed by the Issuer, the Issuer’s Agent) shall give to any holder of a Note that is an Institutional Accredited Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The Register shall be available for inspection by the Issuer and the holder of this Note at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

1(a)-2

Apartment Income REIT, L.P.

By: AIR-GP, Inc.

By

[Title]

1(a)-3

Form of Series B Note

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE AND GUARANTY AGREEMENT, DATED AS OF JUNE 29, 2022. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

Apartment Income REIT, L.P.

4.77% Series B Guaranteed Senior Note Due June 28, 2029

No. BR-__ __________ __, 20__

$_______ PPN: 03750* AB2

For Value Received, the undersigned, Apartment Income REIT, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________________________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on June 28, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.77% per annum from the date hereof, payable semiannually, on the 28th day of June and December in each year, commencing with the June 28th or December 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.

Schedule 1(b)
(to Note and Guaranty Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement dated as of June 29, 2022 (as from time to time amended, the “Note and Guaranty Agreement”), by and among the Issuer, Apartment Income REIT Corp., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representation set forth in Section 6 (other than Section 6.1(c)) of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.

This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

The entries in the Register shall be conclusive absent manifest error, and the Issuer shall treat each Person whose name is recorded in the Register pursuant to the terms of the Note and Guaranty Agreement as a holder of this Note for all purposes of this Note and the Note and Guaranty Agreement, notwithstanding notice to the contrary. The registered holder of this Note (or any portion hereof) as indicated on the Register shall be deemed as the party with the exclusive right to receive payment of any principal amount, Make-Whole Amount, if any, and accrued and unpaid interest thereon under this Note. The Issuer (or if then appointed by the Issuer, the Issuer’s Agent) shall give to any holder of a Note that is an Institutional Accredited Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The Register shall be available for inspection by the Issuer and the holder of this Note at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

1(b)-2

Apartment Income REIT, L.P.

By: AIR-GP, Inc.

By

[Title]

1(b)-3

Form of Series C Note

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A NOTE AND GUARANTY AGREEMENT, DATED AS OF JUNE 29, 2022. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

Apartment Income REIT, L.P.

4.84% Series C Guaranteed Senior Note Due June 28, 2032

No. CR-__ __________ __, 20__

$_______ PPN: 03750* AC0

For Value Received, the undersigned, Apartment Income REIT, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________________________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on June 28, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.84% per annum from the date hereof, payable semiannually, on the 28th day of June and December in each year, commencing with the June 28th or December 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.

Schedule 4.4(c)
(to Note and Guaranty Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement dated as of June 29, 2022 (as from time to time amended, the “Note and Guaranty Agreement”), by and among the Issuer, Apartment Income REIT Corp., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representation set forth in Section 6 (other than Section 6.1(c)) of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.

This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

The entries in the Register shall be conclusive absent manifest error, and the Issuer shall treat each Person whose name is recorded in the Register pursuant to the terms of the Note and Guaranty Agreement as a holder of this Note for all purposes of this Note and the Note and Guaranty Agreement, notwithstanding notice to the contrary. The registered holder of this Note (or any portion hereof) as indicated on the Register shall be deemed as the party with the exclusive right to receive payment of any principal amount, Make-Whole Amount, if any, and accrued and unpaid interest thereon under this Note. The Issuer (or if then appointed by the Issuer, the Issuer’s Agent) shall give to any holder of a Note that is an Institutional Accredited Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The Register shall be available for inspection by the Issuer and the holder of this Note at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

1(c)-2

Apartment Income REIT, L.P.

By: AIR-GP, Inc.

By

[Title]

1(c)-3

Form of Opinion of Special Counsel
for the Purchasers

The closing opinion of ArentFox Schiff LLP, special counsel to the Purchasers, called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Issuer is a limited partnership in good standing under the laws of the State of Delaware.

2. The REIT is a corporation in good standing under the laws of the State of Maryland.

3. The Agreement constitutes the legal, valid and binding contract of the Issuer and the REIT Guarantor enforceable against the Issuer and the REIT Guarantor in accordance with its terms.

4. The Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

5. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of ArentFox Schiff LLP shall also state that the opinions of Skadden, Arps, Slate, Meagher & Flom LLP and DLA Piper LLP (US) are satisfactory in scope and form to ArentFox Schiff LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of ArentFox Schiff LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, ArentFox Schiff LLP may rely on appropriate certificates of public officials and officers of the Issuer and the REIT Guarantor and upon representations of the Issuer and the REIT Guarantor and the Purchasers delivered in connection with the issuance and sale of the Notes.

1(c)-1

Form of Affiliate Guaranty

Affiliate Guaranty Agreement

Dated as of June 29, 2022

Re:

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

of

Apartment Income REIT, L.P.

SECTION 1. Definitions 2

SECTION 2. Guaranty of Notes and Note Agreement 2

SECTION 3. Guaranty of Payment and Performance 3

SECTION 4. General Provisions Relating to the Guaranty 4

SECTION 5. Representations and Warranties of the Affiliate Guarantors 9

SECTION 6. Amendments, Waivers and Consents 10

SECTION 7. Notices 11

SECTION 8. Miscellaneous 11

Exhibit A Affiliate Guaranty Supplement

E-AG-1

Affiliate Guaranty Agreement

Re:

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

of

Apartment Income REIT, L.P.

This Affiliate Guaranty Agreement dated as of June 29, 2022 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of an Affiliate Guaranty Supplement in substantially the form set forth as Exhibit A hereto (an “Affiliate Guaranty Supplement”) (which parties are hereinafter referred to individually as an “Affiliate Guarantor” and collectively as the “Affiliate Guarantors”).

Recitals

A. Apartment Income REIT Corp., a Maryland corporation (the “REIT Guarantor”), is the general partner of Apartment Income REIT, L.P., a Delaware limited partnership (the “Issuer”). Each Affiliate Guarantor is a direct or indirect wholly-owned Subsidiary of the REIT Guarantor.

B. The Issuer and the REIT Guarantor have entered into a Note and Guaranty Agreement dated as of June 29, 2022 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (collectively, the “Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Purchasers of $400,000,000 aggregate principal amount of its Guaranteed Senior Notes, consisting of (a) $100,000,000 aggregate principal amount of its 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), (b) $100,000,000 aggregate principal amount of its 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”), and (c) $200,000,000 aggregate principal amount of its 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, and together with each note issued in substitution therefor, the “Notes”). The Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

E-AG-2

C. The Purchasers have required as a condition of their purchase of the Notes that the Issuer and the REIT Guarantor cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.7(a) of the Note Agreement, to cause certain other Subsidiaries (other than the Issuer) from time to time to enter into an Affiliate Guaranty Supplement, and the Issuer and the REIT Guarantor have agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute an Affiliate Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Agreement.

Now, therefore, as required by Section 4.11 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Affiliate Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

SECTION 2. Guaranty of Notes and Note Agreement.

(a) Each Affiliate Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by the Issuer and the REIT Guarantor of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer and the REIT Guarantor under the terms of the Note Agreement and (4) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Issuer and the REIT Guarantor pursuant to Section 12.4 or 16.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b) To the extent that any Affiliate Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Affiliate Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Affiliate Guarantors, exceeds the amount which such Affiliate Guarantor would otherwise have paid if each

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Affiliate Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Affiliate Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Affiliate Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Affiliate Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Affiliate Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Affiliate Guarantor against any other Affiliate Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer and the REIT Guarantor of their obligations under the Note Agreement and by the Affiliate Guarantors of their obligations under this Guaranty and the Affiliate Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Affiliate Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied.

As of any date of determination, (1) the “Allocable Amount” of any Affiliate Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Affiliate Guarantors.

This clause (b) is intended only to define the relative rights of the Affiliate Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Affiliate Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Affiliate Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Affiliate Guarantor to which such contribution and indemnification is owing.

SECTION 3. Guaranty of Payment and Performance.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Affiliate Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against the Issuer or the REIT Guarantor or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Affiliate Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or the REIT Guarantor or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each

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Affiliate Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Issuer or the REIT Guarantor or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Affiliate Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Affiliate Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. General Provisions Relating to the Guaranty.

(a) Each Affiliate Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Affiliate Guarantor may, without in any manner affecting the liability of any Affiliate Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

(3) settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

Each Affiliate Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Affiliate Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash

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in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied.

(b) Each Affiliate Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Issuer or the REIT Guarantor, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Issuer or the REIT Guarantor or any other Person (including any other Affiliate Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Affiliate Guarantor.

The obligations of each Affiliate Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Affiliate Guarantors hereunder and the satisfaction of all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Affiliate Guarantors hereunder shall be binding upon the Affiliate Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or the Issuer or the REIT Guarantor under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or the Issuer or the REIT Guarantor to execute and deliver the Note Agreement, or any other agreement or of any Affiliate Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person as a legal entity; or

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(2) any default, failure or delay, willful or otherwise, in the performance by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or in respect of the property of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(5) in respect of the Issuer or the REIT Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer or the REIT Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, pandemics, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer or the REIT Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

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(8) the failure of any Affiliate Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Affiliate Guarantor of failure of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to the Issuer, the REIT Guarantor, any Affiliate Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Issuer to the REIT Guarantor, any Affiliate Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Issuer or the REIT Guarantor or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Issuer or the REIT Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Affiliate Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Affiliate Guarantor or any other Person in respect of the obligations of any Affiliate Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations

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of each Affiliate Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or the Issuer or the REIT Guarantor shall default under or in respect of the terms of the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or by the Issuer or the REIT Guarantor under the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Affiliate Guarantors under this Guaranty or to the Issuer or the REIT Guarantor.

(e) To the extent of any payments made under this Guaranty, the Affiliate Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Affiliate Guarantor covenants and agrees that such right of subrogation and any and all claims of such Affiliate Guarantor against the Issuer or the REIT Guarantor, any endorser or other Affiliate Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer and the REIT Guarantor of their obligations under the Note Agreement and by the Affiliate Guarantors of their obligations under this Guaranty, and the Affiliate Guarantors shall not take any action to enforce such right of subrogation, and the Affiliate Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Affiliate Guarantor to ask, demand, sue for, take or receive any payment from the Issuer or the REIT Guarantor, all rights, Liens and security interests of each Affiliate Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Issuer or the REIT Guarantor shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Affiliate Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Issuer and the REIT Guarantor under the Note Agreement shall have been paid in cash in full and satisfied.

(f) Each Affiliate Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Affiliate Guarantors’ obligations hereunder, as if said payment had not been made. The liability

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of the Affiliate Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Affiliate Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Issuer and the REIT Guarantor under or in respect of the Note Agreement or the obligations of the Affiliate Guarantors hereunder or (2) to pursue any other remedy that the Affiliate Guarantors may or may not be able to pursue themselves and that may lighten the Affiliate Guarantors’ burden, any right to which each Affiliate Guarantor hereby expressly waives.

(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the REIT Guarantor or any other Affiliate Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Affiliate Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Affiliate Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 5. Representations and Warranties of the Affiliate Guarantors.

Each Affiliate Guarantor represents and warrants to each Holder that:

(a) Such Affiliate Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Affiliate Guarantor has the corporate, limited liability company or limited partnership, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action on the part of such Affiliate Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Affiliate Guarantor enforceable against such Affiliate Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2)

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general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Affiliate Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Affiliate Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Affiliate Guarantor or any of its Subsidiaries is bound or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Affiliate Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Affiliate Guarantor or any of its Subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by any Affiliate Guarantor in connection with the execution, delivery or performance by such Affiliate Guarantor of this Guaranty.

SECTION 6. Amendments, Waivers and Consents.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Affiliate Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Affiliate Guarantors shall be required in connection with the execution and delivery of an Affiliate Guaranty Supplement or other addition of any additional Affiliate Guarantor, and each Affiliate Guarantor, by its execution and delivery of this Guaranty (or an Affiliate Guaranty Supplement) consents to the addition of each additional Affiliate Guarantor.

(b) The Affiliate Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Affiliate Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Affiliate Guarantors will deliver executed copies of each executed Affiliate Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c) No Affiliate Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit

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support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) the Issuer or the REIT Guarantor, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Issuer or the REIT Guarantor and/or any of their Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Affiliate Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Affiliate Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Affiliate Guarantor, the Issuer, the REIT Guarantor or any of their Affiliates shall be deemed not to be outstanding.

SECTION 7. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or its nominee shall have specified to the Affiliate Guarantors and the Issuer in writing,

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(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Affiliate Guarantors and the Issuer in writing, or

(3) if to any Affiliate Guarantor, to such Affiliate Guarantor c/o the Issuer at the address set forth at the beginning of the Note Agreement to the attention of Chief Financial Officer and General Counsel, or at such other address as such Affiliate Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8. Miscellaneous.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Affiliate Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Affiliate Guarantors and the Issuer in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Affiliate Guarantors for any reason whatsoever or if it is not executed by any one or more of the Affiliate Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Affiliate Guarantor as if it had been made and delivered only by such other Affiliate Guarantors.

(e) This Guaranty shall be binding upon each Affiliate Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Affiliate Guarantor enters into any consolidation or merger, pursuant to which such Affiliate Guarantor or another Affiliate Guarantor is not the surviving entity, then the surviving entity shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this

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Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty and all other documents delivered hereunder. Delivery of an electronic signature to, or a signed copy of, this Guaranty and all other documents delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Guaranty, each Affiliate Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h) Each Affiliate Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Affiliate Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Each Affiliate Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 8(h) above brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(j) Each Affiliate Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Affiliate Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(k) Nothing in Section 8(h), 8(i) or 8(j) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Affiliate Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(l) Each Affiliate Guarantor hereby waives and, by its acceptance hereof, each Holder hereby waives, trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

(m) Each Affiliate Guarantor shall be released from its obligations hereunder subject to and in accordance with Section 9.7(b) of the Note Agreement.

* * * * *

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In witness whereof, the undersigned has caused this Affiliate Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

AIR Reit Sub 1, LLC

By: ____________________________

Name: __________________________

Title: __________________________

AIR Reit Sub 2, LLC

By: ____________________________

Name: __________________________

Title: __________________________

AIR/Bethesda Holdings, Inc.

By: ____________________________

Name: __________________________

Title: __________________________

AIR Subsidiary REIT 1, LLC

By: ____________________________

Name: __________________________

Title: __________________________

[Signature Page to Subsidiary Guaranty Agreement]

Affiliate Guaranty Supplement

To the Holders (as defined in the hereinafter

defined Guaranty Agreement)

Ladies and Gentlemen:

Whereas, Apartment Income REIT, L.P., a Delaware limited partnership (the “Issuer”), issued $400,000,000 aggregate principal amount of its Guaranteed Senior Notes, consisting of (a) $100,000,000 aggregate principal amount of its 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), (b) $100,000,000 aggregate principal amount of its 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”), and (c) $200,000,000 aggregate principal amount of its 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, and together with each note issued in substitution therefor, the “Notes”), pursuant to that certain Note and Guaranty Agreement dated as of June 29, 2022 (the “Note Agreement”), among the Issuer, Apartment Income REIT Corp., a Maryland corporation (the “REIT Guarantor”), and each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (the “Purchasers”) for the purposes described in Section 5.14 of the Note Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

Whereas, as a condition precedent to their purchase of the Notes, the Purchasers required that the Affiliate REITs and each other Subsidiary (other than the Issuer) from time to time that is required to guaranty the Notes enter into that certain Affiliate Guaranty Agreement dated as of __________ __, 20__ as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.7(a) of the Note Agreement, the Issuer and the REIT Guarantor have agreed to cause the undersigned, [____________], a [corporation/limited liability company/limited partnership] organized under the laws of [______________] (the “Additional Affiliate Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Affiliate Guarantor desires to supplement the definition of Affiliate Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Affiliate Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Issuer and the REIT Guarantor under the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

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The execution by the undersigned of this Affiliate Guaranty Supplement shall evidence such Additional Affiliate Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as an Affiliate Guarantor thereunder and by such execution the Additional Affiliate Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Upon execution of this Affiliate Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Affiliate Guaranty Supplement, but nevertheless all such references shall be deemed to include this Affiliate Guaranty Supplement unless the context shall otherwise require.

This Affiliate Guaranty Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Affiliate Guaranty Supplement and all other documents delivered hereunder. Delivery of an electronic signature to, or a signed copy of, this Affiliate Guaranty Supplement and all other documents delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder (as defined in the Guaranty Agreement) shall request manually signed counterpart signatures to this Affiliate Guaranty Supplement, the Additional Affiliate Guarantor(s) hereby agree to use its/their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

This Affiliate Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(Signature Page Follows)

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Dated: _________________, 20 .

[Name(s) of Additional Affiliate Guarantor(s)]

By: ____________________________

Name: __________________________

Title: __________________________

CH2:25757205.12

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